Exhibit 22

GUARANTEED SECURITIES

Pursuant to Item 601(b)(22) of Regulation S-K, set forth below are securities issued by NextEra Energy Capital Holdings, Inc. (Issuer) and guaranteed by NextEra Energy, Inc. (Guarantor).

Issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999

3.55% Debentures, Series due May 1, 2027

3.50% Debentures, Series due April 1, 2029

Series J Debentures due September 1, 2024

2.75% Debentures, Series due November 1, 2029

Series K Debentures due March 1, 2025

2.25% Debentures, Series due June 1, 2030

Series L Debentures due September 1, 2025

1.90% Debentures, Series due June 15, 2028

1.875% Debentures, Series due January 15, 2027

2.44% Debentures, Series due January 15, 2032

3.00% Debentures, Series due January 15, 2052

4.30% Debentures, Series due 2062

4.20% Debentures, Series due June 20, 2024

4.45% Debentures, Series due June 20, 2025

4.625% Debentures, Series due July 15, 2027

5.00% Debentures, Series due July 15, 2032

Series M Debentures due September 1, 2027

4.90% Debentures, Series due February 28, 2028

5.00% Debentures, Series due February 28, 2030

5.05% Debentures, Series due February 28, 2033

5.25% Debentures, Series due February 28, 2053

4.95% Debentures, Series due January 29, 2026

4.90% Debentures, Series due March 15, 2029

5.25% Debentures, Series due March 15, 2034

5.55% Debentures, Series due March 15, 2054

Floating Rate Debentures, Series due January 29, 2026

4.85% Debentures, Series due April 30, 2031

Issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of June 1, 2006

Series B Enhanced Junior Subordinated Debentures due 2066

Series C Junior Subordinated Debentures due 2067

Series L Junior Subordinated Debentures due September 29, 2057

Series M Junior Subordinated Debentures due December 1, 2077

Series N Junior Subordinated Debentures due March 1, 2079

Series O Junior Subordinated Debentures due May 1, 2079

Series P Junior Subordinated Debentures due March 15, 2082

Series Q Junior Subordinated Debentures due September 1, 2054